EXHIBIT 23.1 - ACCOUNTANT CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Registration Statement on Form S-1 of my report dated May 6, 2011, relating to the financial statements of American Resource Management, Inc. (name changed to Puissant Industries, Inc. on March 17, 2011) for the year ended December 31, 2010, which appears in such Registration Statement.

I also consent to the reference to this firm under the caption “Experts” in this registration Statement.

/s/ Patrick Rodgers, CPA, PA
Patrick Rodgers, CPA, PA
Altamonte Springs, Florida

May 12, 2011